Exhibit 4.2

EXECUTION VERSION

JEFFERIES FINANCIAL GROUP INC.,

as Issuer,

AND

THE BANK OF NEW YORK MELLON,

as Trustee

SUPPLEMENTAL INDENTURE NO. 7

Dated as of July 15, 2026

THIS SUPPLEMENTAL INDENTURE No. 7 (this “Supplemental Indenture No. 7”), dated as of July 15, 2026, is between JEFFERIES FINANCIAL GROUP INC. (f/k/a Leucadia National Corporation), a New York corporation (the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee (the “Trustee”).

R E C I T A L S

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of October 18, 2013 between the Company and the Trustee (the “Base Indenture” and, together with this Supplemental Indenture No. 7, the “Indenture”), providing for the issuance from time to time of series of the Company’s Securities;

WHEREAS, the Company and The Bank of New York Mellon, London Branch have executed and delivered the Paying Agency Agreement dated as of July 15, 2026, to appoint The Bank of New York Mellon, London Branch as Paying Agent for the Notes (as defined below);

WHEREAS, Section 9.01(g) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the forms or terms of Securities of any series as permitted by Section 2.02 or Section 3.01 of the Base Indenture;

WHEREAS, pursuant to Section 3.01 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its 4.500% Senior Notes due 2033 (the “Notes”), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture No. 7; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture No. 7 and all requirements necessary to make this Supplemental Indenture No. 7 a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture No. 7 has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
Definitions

Section 1.01         Relation to Base Indenture. This Supplemental Indenture No. 7 constitutes an integral part of the Base Indenture.

Section 1.02          Definition Of Terms. For all purposes of this Supplemental Indenture No. 7:

(a)          Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture;

(b)          a term defined anywhere in this Supplemental Indenture No. 7 has the same meaning throughout;

(c)          the singular includes the plural and vice versa;

(d)          headings are for convenience of reference only and do not affect interpretation;

(e)          the following terms have the meanings given to them in this Section 1.02(e):

“Accrual Period” means the relevant period for which interest is to be calculated with respect to the Notes.

“Agent Members” shall have the meaning set forth in Section 2.03.

“Applicable Procedures” of a Depositary means, with respect to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Authorized Officers” shall have the meaning set forth in Section 9.03.

“Business Day” means any day, other than a Saturday or Sunday, (i) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (ii) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (known as T2), or any successor or replacement thereto, is open.

“Certificated Notes” has the meaning set forth in Section 2.04.

“Change in Tax Law” shall mean any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in the laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of the laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before July 8, 2026 except for proposals before the Congress prior to that date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of the action, whether or not the action or proposal was taken or made with respect to the Company.

“Clearing System” means Euroclear or Clearstream, as the case may be and/or any additional or alternative clearing system approved by the Company, (provided that such additional or alternative clearing system must also be authorized to hold the Notes as eligible collateral for Eurosystem monetary policy and intra-day credit operations) collectively.

“Clearstream” means Clearstream Banking S.A. and its successors.

“Code” shall have the meaning set forth in Section 5.01(a)(vii).

“CSK” means Euroclear or Clearstream acting in the capacity of common safekeeper of the Global Note for the Clearing Systems or a person nominated by the Clearing Systems to perform the role of common safekeeper.

“Day Count Convention” means the actual number of days in the Accrual Period divided by the actual number of days in the Determination Period during which the Accrual Period falls. This convention is referred to as “ICMA Actual/Actual”.

“Determination Period” means the period from and including July 15 in any year to but excluding the next July 15. For the avoidance of doubt, the first Determination Period for the Notes shall be the period from and including July 15, 2026 to but excluding July 15, 2027.

“Euro” or “€” means the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended.

“Euroclear” means Euroclear Bank SA/NV and its successors, as operator of the Euroclear system.

“Electronic Means” shall have the meaning set forth in Section 9.03.

“FATCA” shall have the meaning set forth in Section 5.01(a)(ix).

“Global Note” shall have the meaning set forth in Section 2.06.

“Instructions” shall have the meaning set forth in Section 9.03.

“Interest Payment Date” shall have the meaning set forth in Section 2.07(b).

“Lien” shall mean any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law.

“Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of Euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

“Material Subsidiary” shall mean any Subsidiary of the Company or any of its subsidiaries for which the Company or any Subsidiary’s investment in such Subsidiary at the date of determination thereof, represents 5% or more of the Company’s consolidated net worth as of such date.

“Maturity Date” shall have the meaning set forth in Section 2.02.

“Paying Agent” means The Bank of New York Mellon, London Branch, as Paying Agent for the Notes, or any successor entity appointed by the Company as Paying Agent for the Notes.

“Permitted Liens” means (a) liens in favor of the Company; (b) Liens on any Voting Stock of any corporation existing at the time such corporation becomes a Material Subsidiary of the Company (and any extensions, renewals or replacements thereof); (c) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other Obligations of a like nature incurred in the ordinary course of business; (d) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s and carrier’s liens arising in the ordinary course of business; (e) easements, rights of way and other similar restrictions that do not materially adversely affect the use and enjoyment of the property subject thereto or affected thereby; and (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, that any reserve or appropriate provision as shall be required in conformity with generally accepted accounting principles shall have been made therefor.

“Person” shall mean any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Record Date” shall mean (i) in the case of each Note represented by the Global Note, the close of business on the clearing system business day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding the relevant Interest Payment Date and (ii) in all other cases, 15 days prior to the relevant Interest Payment Date.

“Redemption Date” shall mean, with respect to any redemption of Notes, the date fixed for such redemption pursuant to the Indenture and such Notes.

“Registrar” means The Bank of New York Mellon, as Security Registrar for the Notes, or any successor entity appointed by the Company as Security Registrar for the Notes.

“Security Register” shall have the meaning set forth in Section 2.03.

“Subsidiary” shall mean (1) any Person a majority of the combined Voting Power of the total outstanding ownership interests in which is, at the time of determination, beneficially owned or held, directly or indirectly, by the Company or one or more Subsidiaries and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interest or general and limited partnership interest, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any other Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Tax Redemption Price” shall have the meaning set forth in Section 3.01(a).

“United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof).

“United States Alien Holder” shall mean any corporation, partnership, individual or fiduciary that is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purpose, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

“Voting Power” shall mean power to vote in an ordinary election of directors (or, in the case of a Person that is not a corporation, ordinarily to appoint or approve the appointment of Persons holding similar positions), whether at all times or only as long as no senior class of ownership interests has such voting power by reason of any contingency.

“Voting Stock” shall mean any class of ownership interests pursuant to which the holders thereof have Voting Power.

The terms “Company,” “Trustee,” “Indenture,” “Base Indenture,” and “Notes” shall have the respective meanings set forth in the recitals to this Supplemental Indenture No. 7 and the paragraph preceding such recitals.

ARTICLE 2
General Terms And Conditions Of The Notes

Section 2.01     Designation and Principal Amount. The Notes may be issued from time to time upon receipt by the Trustee of an Authentication Order pursuant to Section 3.03 of the Base Indenture. There is hereby authorized a series of Securities designated as the 4.500% Senior Notes due 2033 limited in aggregate principal amount to €850,000,000 (except for Notes authenticated and delivered in accordance with Section 3.01 of the Base Indenture and upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.06 of the Base Indenture).

Section 2.02       Maturity; Principal Repayment. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is July 15, 2033 (the “Maturity Date”), unless redeemed prior to such date in accordance with Article 3. The principal of, and premium, if any, and interest, if any, on, the Notes payable at maturity or earlier redemption shall be paid against presentation and surrender of the Note at the Office or Agency maintained for such purpose in Pittsburgh, Pennsylvania, initially at the corporate trust office of the Registrar, or by electronic means in accordance with the Applicable Procedures of the Depositary, in Euros. Principal of, and premium, if any, and interest, if any, on, each Note represented by the Global Note shall be made in immediately available funds to the Clearing Systems or to the nominee of the CSK, as the case may be, as the registered Holder of the Global Note, or otherwise in accordance with the applicable depositary procedures.

Section 2.03       Book-Entry Provisions. This Section 2.03 shall apply only to the Global Note kept by the CSK in accordance with applicable safekeeping procedures.

The Company shall execute, and the Trustee shall, in accordance with this Section 2.03, authenticate and the CSK shall effectuate the Notes as herein provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the register in respect of the Notes (the “Security Register”).

Members of, or participants in, the Clearing Systems (“Agent Members”) shall have no rights under the Indenture with respect to the Global Note held on their behalf by the Clearing Systems or by the CSK as common safekeeper for the Clearing Systems or under the Global Note, and the nominee of the CSK may be treated by the Company, the Trustee, the Registrar, the Paying Agent, and any respective agent of the Company, the Trustee, the Registrar or the Paying Agent, as applicable, as the absolute owner and Holder of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Registrar, the Paying Agent or any respective agent of the Company, the Trustee, the Registrar or the Paying Agent, as applicable, from giving effect to any written certification, proxy or other authorization furnished by the Clearing Systems or impair, as between the CSK, the Clearing Systems and its Agent Members, the operation of customary practices of the Clearing Systems governing the exercise of the rights of owners of beneficial interests in the Global Note.

Section 2.04          Certificated Notes. Except as provided below, owners of beneficial interests in the Global Note shall not be entitled to receive Certificated Notes (as defined below). If required to do so pursuant to any applicable law or regulation, owners of a beneficial interest in the Notes may obtain Certificated Notes in exchange for their beneficial interests in the Global Note upon written request in accordance with the Clearing Systems’ and the Registrar’s procedures.

The Global Note shall be exchanged for one or more Notes in definitive, fully registered certificated form, without coupons (the “Certificated Notes”), if (i) the Company has been notified that the Clearing Systems (or any additional or alternative clearing system appointed by the Company on behalf of which the Global Note may be held) has been closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or has announced an intention permanently to cease business or does in fact do so or (ii) an Event of Default in respect of the Notes has occurred and is continuing and the Registrar has received a written request from the Clearing Systems to exchange the Global Note for Certificated Notes.

Upon surrender by a Clearing System of the Global Note, such Global Note shall be cancelled by the Trustee and, upon receipt by the Trustee of an Authentication Order from the Company for the authentication and delivery of Certificated Notes, Certificated Notes shall be issued to each person that the Clearing System identifies as the beneficial owner of the Notes represented by the Global Note. Upon the issuance of Certificated Notes, the Registrar shall register the Certificated Notes in the Security Register in the name of such person or persons, or its or their nominee, and shall cause the Certificated Notes to be delivered to or as directed in writing by such person or persons.

Neither the Company, the Trustee, the Registrar nor the Paying Agent will be liable for any delay by a Clearing System or any participant or indirect participant in the Clearing System in identifying the beneficial owners of the related Notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from the Clearing System for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Notes.

In connection with the exchange by a Holder of a Certificated Note, or a portion thereof, for a beneficial interest in the Global Note, the Trustee, upon receipt of such Certificated Note at the Trustee’s Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by such Holder or its attorney duly authorized in writing, shall cancel such Certificated Note, or portion thereof, and the Company shall execute, and the Trustee shall authenticate and deliver, to the exchanging Holder a new Certificated Note representing the principal amount not so exchanged and the Registrar shall make adjustments on the relevant Security Register increasing the principal amount of the Global Note in accordance with the Applicable Procedures of the Depositary.

Section 2.05          Form, Payment, Transfer and Exchange; Appointment of Registrar. Except as provided in Section 2.04 and Section 2.06, the Notes shall be issued in fully registered, certificated form. Principal of and interest on the Notes will be payable to the Paying Agent by electronic means, in Euros, except as provided for in Section 2.09 of this Supplemental Indenture. Payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the Paying Agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment; provided, further, that if the Notes are represented by one or more Global Notes (as defined in Section 2.06), payment shall be made pursuant to the Applicable Procedures of the Depositary as permitted by the Indenture.  The transfer and exchange of such Notes will be registrable, at the office or agency of the Company maintained for such purpose.

No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment from the holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Security Registrar for the Notes shall initially be the Trustee.

Each Note shall be dated the date of its authentication or, if later (in the case of Notes issued in fully-registered global form pursuant to Section 2.06), effectuation. The Notes shall be issuable in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The Specified Currency of the Notes shall be Euros.

Section 2.06        Global Note. The Notes designated herein shall be issued initially in the form of a fully-registered permanent global security (the “Global Note”) without coupons, kept by the CSK, as common safekeeper for the Clearing Systems, in accordance with applicable safekeeping procedures.

The Notes, while represented by the Global Note, are intended to be held in a manner whereby the Notes would be eligible to be pledged as collateral in European central banking and monetary operations (“Eurosystem collateral”).

Section 2.07        Interest. (a) Interest payable on any Interest Payment Date, the Maturity Date or, if applicable, the Redemption Date, with respect to the Notes shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of July 15, 2026, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date, Maturity Date or, if applicable, Redemption Date, as the case may be.

(b)          The Notes will bear interest at the rate of 4.500% per year from the original issue date thereof to the Maturity Date. Interest on the Notes shall be payable annually in arrear on July 15 of each year (each, an “Interest Payment Date”), commencing July 15, 2027, to each Holder in whose name the relevant Note was registered on the Record Date. Interest on the Notes shall be computed on the basis of the Day Count Convention.

(c)          In the event that any scheduled Interest Payment Date for the Notes falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be postponed to the next succeeding day which is a Business Day (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date). Interest on the Notes due on an Interest Payment Date shall be payable to the Paying Agent by electronic means, in Euros. Interest payable on the Global Note shall be made in immediately available funds to the Clearing Systems or to the nominee of the CSK, as the case may be, as the registered Holder of the Global Note. If any of the Notes are no longer represented by the Global Note, payment of interest on Certificated Notes may, at the option of the Company, be made by electronic means directly to an account appropriately designated by the person entitled to payment, provided, that the Paying Agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment.

(d)          In the event that the Maturity Date or a Redemption Date for any Note falls on a day that is not a Business Day, then the related payments of principal, premium, if any, and interest may be made on the next succeeding day that is a Business Day (and no additional interest will accumulate on the amount payable for the period from and after the Maturity Date or a Redemption Date, as the case may be).

Section 2.08         No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

Section 2.09      Issuance in Euros. Principal of, and premium, if any, and interest on the Notes shall be payable in Euros. If Euros are unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or the Euro is no longer used by the member states of the European Monetary Union that have adopted the Euro as their currency for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes shall be made in U.S. dollars until Euros are again available to the Company or so used. In such case, the amount payable on any date in Euros shall be converted to U.S. dollars on the basis of the Market Exchange Rate on the second Business Day before the date that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the Notes so made in U.S. dollars shall not constitute an Event of Default under the Indenture. Neither the Trustee nor any Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling re-denominations.

Section 2.10         Legends. The Global Note shall bear the following legend on the face thereof:

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE NOMINEE OF THE ENTITY APPOINTED AS COMMON SAFEKEEPER (THE “CSK”) FOR CLEARSTREAM BANKING S.A. (“CLEARSTREAM”) AND EUROCLEAR BANK SA/NV (“EUROCLEAR,” AND TOGETHER WITH CLEARSTREAM, THE “CLEARING SYSTEMS”).

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE CSK OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

Section 2.11        Additional Terms. The terms of this Section 2.11 apply solely to the Notes and shall not affect the rights under the Base Indenture of the Holders of Securities of any other series.

(a)         Defeasance. For purposes of Article Four under the Base Indenture, “Equivalent Government Securities” shall have the meaning set forth below:

“Equivalent Government Securities” means securities denominated in Euros that are (i) direct obligations of the Federal Republic of Germany, where the payment or payments thereunder are supported by the full faith and credit of the German government or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany, where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the German government, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Equivalent Government Securities or a specific payment of interest on or principal of or other amount with respect to any such Equivalent Government Securities held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Equivalent Government Securities or the specific payment of interest on or principal of or other amount with respect to the Equivalent Government Securities evidenced by such depositary receipt; provided, however, if the Euro is no longer used by the member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all references herein to “Euros” shall be “U.S. dollars,” “Federal Republic of Germany” shall be “United States” and “German government” shall be “United States Government.”

(b)          Notes Outstanding. In addition to the terms provided for in the Base Indenture, in the case of the Global Note, save for the purposes of determining Notes that are outstanding for consent or voting purposes under the Indenture, the Trustee shall rely on the records of the Clearing Systems in relation to any determination of the principal amount outstanding of the Global Note. For this purpose, “records” means the records that each of the Clearing Systems holds for its customers which reflect the amount of such customer’s interest in the Notes.

(c)          Transfer and Exchange of the Notes. Any Holder of the Global Note shall, by acceptance of the Global Note, agree that transfers of beneficial interests in the Global Note may be effected only through a book-entry procedures maintained by such Holder (or its agent), and that, subject to Section 2.04, ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book-entry form. Transfers of the Global Note shall be limited to transfers in whole, and not in part, to the CSK, its successors and their respective nominees. Interests of beneficial owners in the Global Note shall be transferred in accordance with the rules and procedures of Euroclear and Clearstream.

ARTICLE 3
Redemption of the Notes

Section 3.01        Redemption upon a Tax Event. (a) The Company may redeem the Notes in whole, but not in part, on not more than 60 days’ and not less than 30 days’ notice, at a redemption price (the “Tax Redemption Price”) equal to 100% of their principal amount, plus all accrued but unpaid interest through the Redemption Date if the Company determines that as a result of a Change in Tax Law:

(i)            the Company has or will become obligated to pay additional amounts as described in Article 5 below; or

(ii)          there is a substantial possibility that the Company will be required to pay such additional amounts as described in Article 5 below.

(b)         Notwithstanding the foregoing, installments of interest on Notes that are due and payable on an Interest Payment Date falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered holders as of the close of business on the relevant Record Date according to the Notes and the Indenture.

(c)          On and after a Redemption Date, interest will cease to accrue on the Notes called for redemption (unless the Company defaults in the payment of the Tax Redemption Price and accrued and unpaid interest). On or before the Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the Tax Redemption Price of, and (unless the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest to the Redemption Date on the Notes to be redeemed on such date.

(d)          The Company’s actions and determinations in determining the Tax Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

(e)          The Company will send notice of any redemption by mail or electronically delivered (or otherwise transmit in accordance with the Depositary’s procedures) at least 30 days but not more than 60 days before the Redemption Date to each holder of the Notes to be redeemed.

(f)          The Trustee shall have no responsibility with respect to the determination of the Tax Redemption Price.

Section 3.02        No Other Redemption. Except as set forth in Section 3.01, the Notes shall not be redeemable by the Company prior to the Maturity Date. The provisions of this Article 3 shall supersede any conflicting provisions contained in Article 11 of the Base Indenture.

ARTICLE 4
Covenants

In addition to the covenants set forth in the Base Indenture, the Company agrees solely for the benefit of the Holders of the Notes that:

Section 4.01        Limitations on Liens. The Company shall not, and shall not permit any of its Material Subsidiaries to, incur, issue, assume or guarantee any indebtedness for borrowed money if such indebtedness is secured by a pledge of, Lien (other than Permitted Liens) on, or security interest in, any Voting Stock of any Material Subsidiary, without effectively providing that each series of senior debt securities and, at the Company’s option, any other indebtedness of the Company ranking equally and ratably with such indebtedness, shall be secured equally and ratably with (or prior to) such other secured indebtedness.

ARTICLE 5
Payment of Additional Amounts

Section 5.01        (a) The Company shall pay to the holder of such Notes that are beneficially owned by a United States Alien Holder such additional amounts, as may be necessary, so that every net payment of principal of and interest on such Notes, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any taxing authority thereof or therein, shall not be less than the amount provided in such Notes to be then due and payable. The Company shall not be required, however, to make any payment of additional amounts for or on account of:

(i)          any tax, assessment or other governmental charge that would not have been imposed but for the existence of any present or former connection between such holder or beneficial owner of such Note (or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor), being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having or having had a permanent establishment in the United States;

(ii)          any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of the Note for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(iii)          any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(iv)          any tax, assessment or other governmental charge imposed by reason of such holder’s or beneficial owner’s past or present status as a passive foreign investment company (including a qualified electing fund), a controlled foreign corporation, a personal holding company or a foreign personal holding company with respect to the United States;

(v)          any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, or interest on, such Note;

(vi)          any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, any such Note if such payment can be made without withholding by any other paying agent;

(vii)       any tax, assessment or other governmental charge that is imposed by reason of a holder’s or beneficial owner’s present or former status as (i) the actual or constructive owner of 10% or more of the total combined Voting Power of the Company’s stock, as determined for purposes of Section 871(h)(3)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), (or any successor provision) or (ii) a controlled foreign corporation that is related to the Company, as determined for purposes of Section 881(c)(3)(C) of the Code (or any successor provision);

(viii)       any tax, assessment or other governmental charge that would not have been imposed or withheld but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements under U.S. income tax laws, including any tax treaty, with respect to the payment, concerning the nationality, residence, identity or connection with the United States, of the holder or beneficial owner of such Note, if such compliance is required by U.S. income tax laws, including any tax treaty, as a precondition to relief or exemption from such tax, assessment or governmental charge;

(ix)          any tax, assessment or other governmental charge imposed or required pursuant to Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations promulgated thereunder (commonly referred to as “FATCA”), or imposed under any substantially similar successor legislation, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection therewith;

(x)          any tax, assessment or other governmental charge imposed solely because the holder or the beneficial owner of such Note (i) is a bank purchasing such Note in the ordinary course of its lending business or (ii) is a bank that is neither (a) buying such Note for investment purposes nor (b) buying such debt security for resale to a third party that either is not a bank or holding such debt security for investment purposes only;

(xi)       any tax, assessment or other governmental charge imposed in whole or in part by reason of such holder’s or beneficial owner’s past or present status as a corporation that accumulates earnings to avoid U.S. federal income tax or as a private foundation, a foreign private foundation or other tax-exempt organization; or

(xii)         any combinations of items identified in the clauses above.

Except as described in Section 2.09, any payments of additional amounts will be in Euros.

Section 5.02        In addition, the Company shall not be required to pay any additional amounts to any holder that is a fiduciary or partnership or other than the sole beneficial owner of such Note to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Note. In addition, if withholding of tax is required on Notes linked to U.S. equities or equity indices under Treasury regulations promulgated under Section 871(m) of the Code, the Company shall not be required to pay any additional amounts with respect to amounts withheld.

ARTICLE 6
Form of Notes

Section 6.01        Form of Notes. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 7
Original Issue of Notes

Section 7.01        Original Issue of Notes. Notes having an aggregate principal amount of €850,000,000 (subject to Sections 3.01, 3.04, 3.05, 3.06, 9.06 and 11.06 of the Base Indenture) may from time to time, upon execution of this Supplemental Indenture No. 7, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company pursuant to Section 3.03 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture). Notwithstanding the last paragraph of Section 3.03 of the Base Indenture, the certificate of authentication on the Notes may be executed by the manual or electronic signature of an authorized signatory of the Trustee.

ARTICLE 8
Supplemental Indentures

Section 8.01         Supplemental Indentures with Consent of Holders of Notes. As set forth in Section 9.02 of the Base Indenture, with certain exceptions as provided therein, with the consent of the holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Base Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or this Supplemental Indenture No. 7 or of modifying in any manner the rights of the holders of the Securities of each such series under the Base Indenture.

ARTICLE 9
Miscellaneous

Section 9.01       Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture No. 7, is in all respects ratified and confirmed, and this Supplemental Indenture No. 7 shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. All provisions included in this Supplemental Indenture No. 7 supersede any conflicting provisions included in the Base Indenture unless not permitted by law.

Section 9.02       Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 7. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 9.03       Notices to Trustee. For purposes of this Supplemental Indenture and the Notes, the last paragraph of Section 1.05 of the Base Indenture is hereby replaced with the following:

“The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Supplemental Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction, except for instances of gross negligence or willful misconduct. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

“Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.”

Section 9.04        Governing Law. THIS SUPPLEMENTAL INDENTURE NO. 7 AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 9.05        Separability Clause. In case any provision in this Supplemental Indenture No. 7 or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.06        Counterparts. This Supplemental Indenture No. 7 may be executed in any number of counterparts each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 7 to be duly executed, as of the day and year first written above.

JEFFERIES FINANCIAL GROUP INC.
as Issuer

By:	/s/ Matthew Larson
	Name:	Matthew Larson
	Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON
as Trustee

By:	/s/ Nathan Hodd
	Name:	Nathan Hodd
	Title:	Agent

[Signature Page to Supplemental Indenture No. 7]

EXHIBIT A

[IF THIS SECURITY IS TO BE A GLOBAL NOTE, INSERT:]

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE NOMINEE OF THE ENTITY APPOINTED AS COMMON SAFEKEEPER (THE “CSK”) FOR CLEARSTREAM BANKING S.A. (“CLEARSTREAM”) AND EUROCLEAR BANK SA/NV (“EUROCLEAR” AND TOGETHER WITH CLEARSTREAM, THE “CLEARING SYSTEMS”). TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE CSK OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

EACH PURCHASER, INCLUDING ANY FIDUCIARY PURCHASING ON BEHALF OF THE PURCHASER, TRANSFEREE OR HOLDER OF THIS SECURITY WILL BE DEEMED TO HAVE REPRESENTED, IN ITS CORPORATE AND ITS FIDUCIARY CAPACITY, BY ITS PURCHASE AND HOLDING OF THIS SECURITY THAT EITHER: (A) IT IS NOT AN “EMPLOYEE BENEFIT PLAN” SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A “PLAN” SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR AN ENTITY WHOSE ASSETS ARE DEEMED THE “PLAN ASSETS” OF SUCH EMPLOYEE BENEFIT PLAN OR PLAN UNDER 29 C.F.R. SECTION 2510.3-101 AS AMENDED BY SECTION 3(42) OF ERISA OR OTHERWISE (COLLECTIVELY A “PLAN”), AND IS NOT PURCHASING THIS SECURITY ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN, OR WITH ANY ASSETS OF A GOVERNMENTAL, NON-U.S. OR CHURCH PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (B) ITS PURCHASE, HOLDING AND DISPOSITION ARE ELIGIBLE FOR EXEMPTIVE RELIEF OR SUCH PURCHASE, HOLDING AND DISPOSITION ARE NOT PROHIBITED BY ERISA OR SECTION 4975 OF THE CODE OR ANY SIMILAR LAW.

THIS SECURITY IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR IS IT AN OBLIGATION OF, OR GUARANTEED BY, A BANK.

JEFFERIES FINANCIAL GROUP INC.
4.500% SENIOR NOTES DUE 2033

ISIN Number: XS3435704575
Common Code: 343570457

No. [●]

€ [●]

This certifies that the person whose name is entered in the register maintained by the Registrar in relation to the Securities (the “Register”) is the duly registered holder (the “Holder”) of Securities in the aggregate principal amount of €_______ or such other amount as is shown on the Register as being represented by this Global Note and is duly endorsed (for information purposes only) in the fourth column of the Schedule of Increases and Decreases in Security attached to this Global Note.

Jefferies Financial Group Inc., a New York corporation (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to each Holder the aggregate principal sum shown on the Register as being represented by this Global Note on July 15, 2033 (the “Maturity Date”) and to pay interest thereon from July 15, 2026 (the “Issue Date”) or from the most recent Interest Payment Date (as defined below) to which interest has been paid or made available for payment, annually in arrear on July 15 in each year, commencing July 15, 2027 (an “Interest Payment Date”), and at the Maturity Date thereof, at the rate of 4.500% per annum, to each Holder in whose name the Security was registered (i) in the case of Securities represented by the Global Note, at the close of business on the clearing system business day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding the relevant Interest Payment Date and (ii) in all other cases, 15 days prior to the relevant Interest Payment Date (the “Record Date”). Any such interest so payable, but not punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the registered Holder on such Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which these Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Interest on the Securities shall be payable, annually in arrear, on each Interest Payment Date and shall be computed on the basis of the Day Count Convention. Interest on the Securities due on an Interest Payment Date shall be payable to the Paying Agent by electronic means, in Euros. Interest payable on the Global Note shall be made in immediately available funds to the Clearing Systems or to the nominee of the CSK, as the case may be, as the registered Holder of the Global Note. If any of the Securities are no longer represented by the Global Note, payment of interest on Certificated Notes may, at the option of the Company be made by electronic means directly to an account appropriately designated by the person entitled to payment, provided, that the Paying Agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment.

Principal of, and premium, if any, and interest on the Securities shall be payable in Euros. If Euros are unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or the Euro is no longer used by the member states of the European Monetary Union that have adopted the Euro as their currency for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Securities shall be made in U.S. dollars until Euros are again available to the Company or so used. In such case, the amount payable on any date in Euros shall be converted to U.S. dollars on the basis of the Market Exchange Rate on the second Business Day before the date that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the Securities so made in U.S. dollars shall not constitute an Event of Default under the Indenture. Neither the Trustee nor any Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling re-denominations.

“Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of Euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof and effectuated by the entity appointed as common safekeeper by Euroclear and/or Clearstream by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	JEFFERIES FINANCIAL GROUP INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated:	THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Date:

EFFECTUATED for and on behalf of

CLEARSTREAM BANKING, S.A.

as common safekeeper, without recourse, warranty or liability

By:
Authorized Signatory

Reverse of Global Note

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of October 18, 2013, between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee), as amended and supplemented by Supplemental Indenture No. 7, dated as of July 15, 2026, between the Company and the Trustee (“Supplemental Indenture No. 7” and together with the Base Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

This Security is one of a duly authorized series of Securities designated as “4.500% Senior Notes due 2033”, limited, except as specified below, in aggregate principal amount to _______________ EUROS (€____________). To the extent the terms of this Security conflict with the terms of the Indenture, the terms of this Security shall govern. For the avoidance of doubt, the Securities (1) shall be evidenced by this Global Note at all times, (2) are Registered Securities as such term is defined in the Indenture and (3) shall be registered as to both principal and stated interest with such principal and interest payable solely to the Holders thereof in the manner provided in the Indenture; the Company shall take no action that would cause the Securities to not meet the foregoing requirements. The Securities of this series are not entitled to the benefit of any sinking fund.

The Company may redeem the Securities in whole, but not in part, on not more than 60 days’ and not less than 30 days’ notice, at the Tax Redemption Price equal to 100% of their principal amount, plus all accrued but unpaid interest through the Redemption Date if the Company determines that as a result of a Change in Tax Law (as defined below):

(1)          the Company has or will become obligated to pay additional amounts as described below; or

(2)          there is a substantial possibility that the Company will be required to pay such additional amounts.

A “Change in Tax Law” that would trigger the provisions of the preceding paragraph is any change in or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, or any proposed change in the laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of the laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) or any other action (other than an action predicated on law generally known on or before July 8, 2026 except for proposals before the Congress prior to that date) taken by any taxing authority or a court of competent jurisdiction in the United States, or the official proposal of the action, whether or not the action or proposal was taken or made with respect to the Company.

Notwithstanding the foregoing, installments of interest on Securities of this series that are due and payable on an Interest Payment Date falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant Record Date according to the Securities and the Indenture.

The Company’s actions and determinations in determining the Tax Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered at least 30 days but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed.

Unless the Company defaults in payment of the Tax Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities or portions thereof called for redemption.

The Trustee shall have no responsibility with respect to the determination of the Tax Redemption Price.

The Company will pay to any Holder of the Securities that is beneficially owned by a United States Alien Holder (as defined below) such additional amounts as may be necessary so that every net payment of principal of and interest on the Securities, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any taxing authority thereof or therein, will not be less than the amount provided in the Securities to be then due and payable. The Company will not be required, however, to make any payment of additional amounts for or on account of:

(1)          any tax, assessment or other governmental charge that would not have been imposed but for the existence of any present or former connection between such Holder or beneficial owner of such Securities (or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor), being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having or having had a permanent establishment in the United States;

(2)          any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of the Securities for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(3)          any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(4)          any tax, assessment or other governmental charge imposed by reason of such Holder’s or beneficial owner’s past or present status as a passive foreign investment company (including a qualified electing fund), a controlled foreign corporation, a personal holding company or foreign personal holding company with respect to the United States;

(5)          any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, or interest on, the Securities;

(6)          any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on, the Securities if such payment can be made without withholding by any other paying agent;

(7)          any tax, assessment or other governmental charge that is imposed by reason of a Holder’s or beneficial owner’s present or former status as (i) the actual or constructive owner of 10% or more of the total combined voting power of Jefferies Financial Group Inc. stock, as determined for purposes of Section 871(h)(3)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), (or any successor provision) or (ii) a controlled foreign corporation that is related to the Company, as determined for purposes of Section 881(c)(3)(C) of the Code (or any successor provision);

(8)          any tax, assessment or other governmental charge that would not have been imposed or withheld but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements under U.S. income tax laws, including any tax treaty, with respect to the payment, concerning the nationality, residence, identity or connection with the United States, of the Holder or beneficial owner of such note, if such compliance is required by U.S. income tax laws, including any tax treaty, as a precondition to relief or exemption from such tax, assessment or governmental charge;

(9)         any tax, assessment or other governmental charge imposed or required pursuant to Sections 1471 through 1474 of the Code and the U.S. Treasury Regulations promulgated thereunder (commonly referred to as “FATCA”), or imposed under any substantially similar successor legislation, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection therewith;

(10)        any tax, assessment or other governmental charge imposed solely because the Holder or the beneficial owner of the Securities (i) is a bank purchasing Securities in the ordinary course of its lending business or (ii) is a bank that is neither (a) buying Securities for investment purposes nor (b) buying Securities for resale to a third party that either is not a bank or holding Securities for investment purposes only;

(11)          any tax, assessment or other governmental charge imposed in whole or in part by reason of such Holder’s or beneficial owner’s past or present status as a corporation that accumulates earnings to avoid U.S. federal income tax or as a private foundation, a foreign private foundation or other tax-exempt organization; or

(12)        any combinations of items identified in clauses (1) through (11) above.

In addition, the Company will not be required to pay any additional amounts to any Holder or beneficial owner that is a fiduciary or partnership or other than the sole beneficial owner of the Securities to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Securities. In addition, if withholding of tax is required on the Securities linked to U.S. equities or equity indices under Treasury regulations promulgated under Section 871(m) of the Code, the Company will not be required to pay any additional amounts with respect to amounts withheld.

The term “United States Alien Holder” means any corporation, partnership, individual or fiduciary that is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purpose, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

The Indenture contains provisions for defeasance of the obligations of the Company at any time upon compliance by the Company with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of each series affected thereby and at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of a series at the time Outstanding, on behalf of the holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 51% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

If so provided pursuant to the terms of any specific Securities, the above-referenced provisions of the Indenture regarding the ability of Holders to waive certain defaults, or to request the Trustee to institute proceedings (or to give the Trustee other directions) in respect thereof, may be applied differently with regard to such Securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of €100,000 and any integral multiple of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

This Security shall not be valid for any purposes until it has been effectuated for or on behalf of the entity appointed as common safekeeper by Euroclear Bank SA/NV and/or Clearstream Banking, S.A.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Security is registrable in the register of the Securities maintained by the Security Register upon surrender of this Security for registration of transfer, at the office of the Registrar (or, otherwise, in accordance with applicable procedures of Euroclear and Clearstream) duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees. The Indenture is written with the intention of meeting the requirements for the Security to be in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code (and any other relevant or successor provisions of the Code) and is to be so construed.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, and except as provided for in the Indenture, the Trustee or the Paying Agent and any agent of the Company, the Trustee or the Paying Agent may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee, the Paying Agent nor any such agent shall be affected by notice to the contrary.

This Security is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations in Section 3.05 of the Base Indenture thereof on transfers and exchanges of Global Notes.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Company has caused an “ISIN” number and a Common Code to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the correctness or accuracy of such ISIN number or Common Code printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address,
including postal zip code, of assignee)

the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Trustee, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee

SCHEDULE OF INCREASES OR DECREASES IN SECURITY

The following increases or decreases in this Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Security	Amount of increase in Principal Amount of this Security	Principal Amount of this Security following such decrease or increase	Signature of authorized signatory of Common Service Provider to the Clearing Systems